Exhibit 99.1

Contacts:	For Media: Meaghan Repko (212) 355-4449
For Investor Relations: Bob Bannon (336) 335-7665

Lorillard Confirms Appointment of David Taylor as Chief Executive of ITG Brands, LLC

in Connection with Pending Transactions

GREENSBORO, NC, February 26, 2015 – Lorillard, Inc. (NYSE: LO) today confirmed that David Taylor, currently executive vice president, finance and planning and chief financial officer of Lorillard, will serve as the new chief executive of ITG Brands LLC (“ITG”). ITG will be a newly formed subsidiary of Imperial Tobacco Group, PLC (LON: IMT) following the closing of Lorillard’s pending merger with Reynolds American (NYSE: RAI) (“RAI”) and RAI’s divesture of certain brands to Imperial Tobacco. The appointment will be effective immediately upon the closing of such transactions.

Mr. Taylor has served as Lorillard’s executive vice president, finance and planning, and chief financial officer since January of 2008. Prior to joining Lorillard, Mr. Taylor was a senior managing director with FTI Palladium Partners, a firm specializing in providing interim management services. In that capacity, he served as interim chief financial officer of Eddie Bauer Holdings, Inc. from January 2006 to November 2007.

“David has been instrumental in building Lorillard’s outstanding track record of growth, which culminated in the exciting transactions we announced last summer,” said Murray Kessler, Lorillard’s chairman, president and chief executive officer. “David’s appointment is a testament to all he has achieved at Lorillard. He has been working closely with the team at Imperial in preparing for the launch of ITG brands, and I know he will succeed as the head of that business. As we work to complete the transactions, I look forward to continuing to work together with David as we execute on Lorillard’s strategy and deliver performance.”

“It is an honor to be named chief executive of ITG brands,” said Mr. Taylor. “I am proud of what we have accomplished at Lorillard and excited about the future ahead as we look to create an outstanding new business that brings Imperial’s success to the U.S.”

Until the transactions are completed, Mr. Taylor, together with Lorillard’s senior management team, will remain focused on driving success at Lorillard, executing on the Company’s strategy as it works to complete the proposed transactions, and will continue to operate in the best interest of Lorillard and its shareholders through the closing of the transactions.

As previously announced on July 15, 2014, Lorillard’s Board of Directors approved a definitive agreement with RAI in which Lorillard shareholders will receive, for each Lorillard share, $50.50 in cash and 0.2909 of a share in RAI at closing. The transaction remains subject to regulatory approval and the additional customary closing conditions contained in the merger agreement. Separately, RAI has entered into an agreement with Imperial Tobacco under which Imperial has agreed to purchase the KOOL, Salem, Winston, Maverick and blu eCigs brands, as well as other assets and liabilities, for a total consideration of $7.1 billion in cash. Although no assurance can be given if and when the transactions will be completed because they remain subject to regulatory approval and other customary closing conditions, the transactions are expected to close, at substantially the same time, in the first half of 2015.

About Lorillard, Inc.

Lorillard, Inc. (NYSE: LO), through its Lorillard Tobacco Company subsidiary, is the third largest manufacturer of cigarettes in the United States. Founded in 1760, Lorillard is the oldest continuously operating tobacco company in the U.S. Newport, Lorillard’s flagship premium cigarette brand, is the top selling menthol and second largest selling cigarette in the U.S. In addition to Newport, the Lorillard product line has four additional cigarette brand families marketed under the Kent, True, Maverick and Old Gold brand names. These five brands include 41 different product offerings which vary in price, taste, flavor, length and packaging. Lorillard, through its LOEC, Inc. subsidiary, is also the leading electronic cigarette company in the U.S, marketed under the blu eCigs brand. Newport, Kent, True, Maverick, Old Gold and blu eCigs are the registered trademarks of Lorillard and its subsidiaries. Lorillard maintains its headquarters and manufactures all of its traditional cigarette products in Greensboro, North Carolina.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard, Inc. (“Lorillard”) concerning the proposed transaction involving Reynolds American Inc. (“Reynolds American”) and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting from the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K, which was filed with the SEC on February 21, 2014, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this report are qualified by these risk factors. Each statement speaks only as of the date of this report (or any earlier date indicated in this report) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.